AVIS BUDGET GROUP PROVIDES UPDATE RELATED TO CORONAVIRUS

PARSIPPANY, N.J., March 23, 2020 - Avis Budget Group, Inc. (NASDAQ: CAR) today provided the following business update related to the coronavirus.

Joe Ferraro, Interim President and Chief Executive Officer, said, “Consistent with other integral components of the global travel industry, we are seeing significant impacts in our business around the world as a result of the coronavirus. Our team is united in facing the current unprecedented health crisis, and we are committed to taking the necessary steps to protect the health and safety of our customers, our employees, and to navigate through this disruptive global event.”

Business Update

The positive momentum from fourth quarter 2019 continued into January and February, and results for these two months significantly exceeded both prior year and our expectations. Revenue was up 9% as rental days increased by 8% and revenue per day grew 1%, resulting in ~$60 million higher Adjusted EBITDA over the prior year in this timeframe. However, in March reservations and revenue began to be negatively affected as travel restrictions were broadly implemented. The outlook for April and beyond is challenged with reservations down approximately 60% and with the potential for further declines. As a result of these developments, we are withdrawing the financial outlook we provided earlier this year.

Responsive Actions

We are taking numerous steps to proactively manage declining reservations and revenue. We are reviewing our overall fleet plan and aggressively reducing vehicles, matching staffing levels to current demand, and reducing operational costs and pausing capital spending among other actions. We are also evaluating compensation expense and intend to make reductions, including to base compensation for senior employees including the executive leadership team. Overall, we are targeting more than $400 million in annualized cost reduction and mitigation. These savings will serve us well even after the emergency passes. We will be reporting on our progress toward this target in future communications.

Balance Sheet and Liquidity

We have consistently maintained a strong balance sheet with no meaningful corporate debt maturities until 2023. Earlier this year, we extended our Term Loan B to 2027, added a year of maturity to our AESOP variable funding facilities to 2022, and accessed the ABS markets for term vehicle funding, leaving us with no material fleet financing maturities in 2020.

In response to the current unprecedented circumstances, we have accessed surplus equity in our vehicle fleet to provide us with approximately $1.1 billion in cash, and we currently estimate the available credit under our undrawn revolving credit facility to be approximately $750 million. Given the actions we have taken to reduce our fleet and right size our operations for the expected downturn in reservations, we expect to have sufficient liquidity to operate through the end of 2020 and beyond.

We are coordinating with the American Car Rental Association and other U.S. car rental companies to ensure government leaders understand the difficult circumstances our industry is facing. As policy makers are aware, Avis Budget has served a critical role in the U.S. travel industry for over 70 years and we believe this will be considered as part of any broader travel support package. We are also coordinating with car rental associations internationally and working to secure access to the various social plans being implemented in Europe.

Commenting on these actions, Mr. Ferraro said, “We have taken aggressive steps to reduce our fleet, control costs, and maximize liquidity in these unprecedented times. We are incredibly proud of our people and the way they have responded to, and recovered from, many challenges including 9/11 and the recession of 2008. Our company has the experience, expertise and drive to respond to this crisis. Our team will work to be stronger and more nimble to ensure we emerge from this event with confidence and resilience.”

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world's leading car sharing network with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 30,000 employees and is headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, impact from the coronavirus, cost-saving actions, and cash flows are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the high level of competition in the mobility industry, changes in our fleet costs as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers that supply our rental vehicles which could affect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, any further deterioration in economic conditions generally, particularly during our peak season and/or in key market segments, any further deterioration in travel demand, including airline passenger traffic, any occurrence or threat of terrorism, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results and implement our cost savings actions. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2019 and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

This press release includes the Company's preliminary estimates of certain financial information for January and February 2020, based on currently available information, which accordingly are forward-looking statements. The Company has not yet finalized its results for the quarter ending March 31, 2020 or any portion thereof. The Company's actual results remain subject to the completion of the period-end closing process. While carrying out such process, the Company may identify items that require it to make adjustments to the preliminary estimates of its results set forth herein. As a result, the Company's actual results could be different from those set forth herein and the differences could be material. Therefore, a reader should not place undue reliance on these preliminary estimates of the Company's results. The preliminary estimates of the Company's results included herein have been prepared by, and are the responsibility of, the Company's management. The preliminary estimates of certain financial information presented herein should not be considered a substitute for the information to be filed with the SEC in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2020 once it becomes available.

Non-GAAP Financial Measures and Key Metrics

This release includes management's estimate of Adjusted EBITDA for the two month period ended February 2020. Adjusted EBITDA is not considered a generally accepted accounting principles ("GAAP") measure as defined under SEC rules. Adjusted EBITDA represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury legal matters, non-operational charges related to shareholder activist activity, gain on sale of equity method investment in China and income taxes. Non-operational charges related to shareholder activist activity include third party advisory, legal and other professional service. The Company and its management believe that this non-GAAP measure is useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). It is not practical to provide an estimate of net income for this period as we are unable to reasonably estimate or predict taxes and other items for this period. Rental Days represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period. Revenue per Day represents revenues divided by Rental Days.

Contact
David Calabria
IR@avisbudget.com
PR@avisbudget.com

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